UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2000

GLOBAL VACATION GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	001-14353	13-1894567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1420 New York Avenue, N.W., Suite 550, Washington, DC	20005

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 347-1800

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On June 21, 2000, Global Vacation Group, Inc (“GVG” or the “Company”) issued a press statement regarding the raising of funding from a third-party source. Attached hereto as Exhibit 99.1 and made a part hereof by this reference is a copy of the press release that was issued by GVG that describes the transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an Exhibit to this Report.

Exhibit 99.1

Company-issued press release dated June 21, 2000 regarding the $27.5 million new funding raise.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Vacation Group, Inc.

Dated: June 28, 2000
By: /s/ Jay G. Stuart Jay G. Stuart Executive Vice- President and Chief Financial Officer